MORRISON RESTAURANTS INC.

EXHIBIT 11

COMPUTATION OF EARNINGS PER SHARE
(IN THOUSANDS EXCEPT PER-SHARE DATA)

                                                        13 Weeks Ended      39 Weeks Ended
                                                       ----------------   -----------------
                                                       Feb 28,   Mar 1,    Feb 28,   Mar 1,
                                                        1998      1997      1997      1997
                                                       -------   ------    -------   ------
BASIC EARNINGS PER SHARE
Average common shares outstanding...................    9,139     9,045      9,111    9,033
                                                       ======    ======    =======   ======
Net Income (Loss)...................................   $  (90)   $  701    $(2,890)  $2,186
                                                       ======    ======    =======   ======
Basic earnings (loss) per share.....................   $(0.01)   $ 0.08    $ (0.32)  $ 0.24
                                                       ======    ======    =======   ======
DILUTED EARNINGS PER SHARE

Average common shares outstanding...................    9,139     9,045      9,111    9,033
Average additional common shares issuable
 on exercise of dilutive stock options
 (computed by use of the "treasury stock
 method" at the average market price)...............        0        24          0       36
                                                       ------    ------    -------   ------
Number of shares used in computation of
 diluted earnings per share.........................    9,139     9,069      9,111    9,069
                                                       ======    ======    =======   ======
Net Income (Loss)...................................   $  (90)   $  701    $(2,890)  $2,186
                                                       ======    ======    =======   ======
Diluted earnings (loss) per share...................   $(0.01)   $ 0.08    $ (0.32)  $ 0.24
                                                       ======    ======    =======   ======